                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the EXCO Resources, Inc. 1998 Stock Option Plan and EXCO Resources, Inc. 1998 Director Compensation Plan and to the incorporation by reference therein of our report dated February 11, 1998 (except for the second paragraph of Note 10, as to which the date is March 31, 1998) with respect to the financial statements of EXCO Resources, Inc., and of our report dated February 11, 1998, with respect to the statements of operating revenues and direct operating expenses of the Maverick County Properties each of which are included in EXCO Resources, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission, and to the incorporation by reference therein of our report dated May 15, 1998, with respect to the financial statements of Jacobi-Johnson Energy, Inc. incorporated by reference in EXCO Resources, Inc.'s Form 8-K, as amended, filed with the Securities and Exchange Commission on May 8, 1998 and included in the Registration Statement (Pre-effective Amendment No. 2 to Form S-2) and related Prospectus of EXCO Resources, Inc., for the registration of 5,943,360 shares of its common stock, and to our report dated June 30, 1998, with respect to the statements of operating revenues and direct operating expenses of the Dawson County Properties incorporated by reference in EXCO Resources, Inc.'s Form 8-K filed with the Securities and Exchange Commission on June 30, 1998 and included in the Registration Statement (Pre-effective Amendment No. 2 to Form S-2) and related Prospectus of EXCO Resources, Inc., for the registration of 5,943,360 shares of its common stock filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP

Dallas, Texas
September 25, 1998